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                [LETTERHEAD OF HELLER EHRMAN WHITE & McAULIFFE]

                                                                       EXHIBIT 5
                                                                       ---------

                               October 24, 1997
                                                                      23057-0001


NetVantage, Inc.
201 Continental Boulevard
Suite 201
El Segundo, California 90245

                       Registration Statement on Form S-8

Ladies and Gentlemen:

          We have acted as counsel to NetVantage, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which the Company proposes to file on or about October 24, 1997, for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of 1,925,000 shares of the Company's Class A Common Stock, $.001 par value per share (the "Shares"). The Shares are issuable upon exercise of options granted or to be granted or awards made or to be made under the Company's 1994 Incentive and Nonstatutory Stock Option Plan, as amended (the "1994 Plan"), 1996 Incentive Stock Plan (the "1996 Plan") and Equity Incentive Plan (the "1997 Plan") (the 1994 Plan, 1996 Plan and 1997 Plan, being collectively referred to as the "Plans").

          We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments and certificates and such additional certificates relating to factual matters as we have deemed necessary or appropriate for our opinion:

          (a) The Restated Certificate of Incorporation, as amended, of the Company certified by the Secretary of State of the State of Delaware as of October 22, 1997, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

          (b) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;
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NetVantage, Inc.
October 24, 1997
Page 2

          (c) A Certificate of the Chief Financial Officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors and stockholders of the Company and its predecessor relating to the adoption (and, in the case of the 1994 Plan, the amendment) of the Plans, and (ii) certifying as to certain other factual matters;

          (d)  The Registration Statement;

          (e)  The Plans; and

          (f) A letter from Continental Stock Transfer & Trust, the Company's transfer agent, dated October 23, 1997 as to the number of shares of Class A Common Stock of the Company outstanding as of October 21, 1997.

          This opinion is limited to the Delaware General Corporation Law (without review of the rules, regulations or case law application to such statute) and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

          Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and issued, (ii) appropriate certificates evidencing the Shares will be executed and delivered upon issuance of the Shares, (iii) the full consideration stated in the Plans is paid for each Share, and (iv) all applicable securities laws are complied with, it is our opinion that when issued by the Company, after payment therefor in the manner provided in the Plans, the Shares will be legally issued, fully paid and nonassessable.

          This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       HELLER EHRMAN WHITE & MCAULIFFE